Exhibit 10.2

FIRST AMENDMENT TO THE

SEABOARD MARINE

401(K) EXCESS PLAN

Seaboard Marine Ltd. (the “Company”) adopts this First Amendment to the Seaboard Marine Ltd. 401(K) Excess Plan (the “Amendment”), amending the Seaboard Marine Ltd. 401(K) Excess Plan (the “Plan”), effective January 1, 2022.

1.The definition “Supplemental Amount” is hereby amended and restated, effective January 1, 2022, to read as follows:

“Supplemental Amount” means an amount expressed in terms of dollars equal to 4 percent of the amount, if any, of the Eligible Employee’s compensation received for the Year that is not included as compensation under the 401(k) Plan solely on account of the limitation on the amount of compensation that can be taken into account under the 401(k) Plan for such Year under Section 401(a)(17) of the Code (but only to the extent such excess compensation amount is paid to the Eligible Employee after becoming an Eligible Employee hereunder).

2.Except as set forth herein, the Plan shall remain in full force and effect pursuant to the terms and conditions thereof.

The Company hereby agrees to the provisions of this Amendment, and, in witness thereof, the Company causes this Amendment to be executed as of the 1st day of January, 2022.

SEABOARD MARINE LTD.

By:	/s/ Robert L. Steer
Robert L. Steer
Vice President